Exhibit 99.1

Tallgrass Energy Partners, LP Reports Third Quarter 2013 Results

OVERLAND PARK, Kan.--(BUSINESS WIRE)--November 7, 2013--Tallgrass Energy Partners, LP (NYSE:TEP) (“Tallgrass” or the “Partnership”) today reported financial and operating results for the third quarter of 2013. The Partnership closed its initial public offering on May 17, 2013 and this earnings release relates to the financial and operating results of the Partnership, its Predecessor and Pre-Predecessor as described under “About Tallgrass Energy Partners, LP” below.

Summary Financial Information	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except coverage and per unit data)	2013	2012	2013		2012

Net income	$7,006	$13,865	$350		$44,616
Add:
Interest expense (income), net	1,422	(1,446)	10,486		(1,446)
Depreciation and amortization expense	7,342	5,949	22,324		17,776
Non-cash loss related to derivative instruments	112	-	183		-
Texas Margin Tax	-	20	-		193
Loss on early extinguishment of debt	-	-	17,526		-
Non-cash compensation expense	863	-	948		-
Adjusted EBITDA	$16,745	$18,388	$51,817		$61,139
Less:
Maintenance capital expenditures	(3,725)		(5,670)
Cash interest cost	(1,559)		(4,677)	(a)
Distributable cash flow (DCF)	11,461		41,470	(a)
Less:
Distributions	(12,295)		(36,057)	(a)
DCF in excess of pro forma distributions	(834)		5,413	(a)
Distribution coverage	0.93x		1.15x	(a)

Limited partner units outstanding	40,500		40,500	(a)
Net income per limited partner unit	$0.17		$0.01	(a)
Distribution per unit	$0.2975		$0.8725	(a)

(a) Amounts presented for the nine months ended September 30, 2013 are on a pro forma basis, which assumes that our initial public offering and related formation transactions, including borrowings under our new $500 million revolving credit facility, had closed on January 1, 2013. In connection with the closing of Tallgrass' initial public offering, Tallgrass entered into a revised partnership agreement that requires that, within 45 days after the end of each quarter, beginning with the quarter ended June 30, 2013, the partnership distribute its available cash to unitholders of record on the applicable record date. No cash distributions were paid with respect to the first quarter of 2013, and a prorated distribution of available cash was paid for the period from the closing of the IPO (May 17, 2013) through the end of the second quarter. Pro forma distributions were calculated using the minimum quarterly distribution for the first two quarters of 2013 and the increased distribution for the third quarter. Actual cash distributions for the nine month period ending September 30, 2013, including the third quarter distribution to be paid on November 13, 2013, are 0.4397/unit. Pro forma interest expense (inclusive of commitment fees) for the nine months ended September 30, 2013 were calculated by annualizing actual amounts for the three months ended September 30, 2013. Actual cash interest cost for the nine month period ended September 30, 2013 was $2,322.

Management believes the pro forma presentation of distributable cash flow, distribution coverage and net income per limited partner unit provides investors with useful information to compare our historical financial results to future periods. These pro forma financial measures are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the initial public offering and related formation transactions been consummated on January 1, 2013 or of the results that may be obtained in the future.

Tallgrass President and CEO David G. Dehaemers, Jr. said, “As we had expected and previously communicated, our third quarter coverage was lower than either of our first or second quarter performance due to planned plant downtime at Tallgrass Midstream and increased maintenance capital expenditures. In particular, Tallgrass Midstream completed planned maintenance turnarounds at both the Casper and Douglas plants and substantially completed its expansion projects at these plants during the third quarter. The plants returned to service with expanded capacity in early October, and we are pleased to announce that the expanded capacity is fully contracted. After considering a number of factors, including the expected growth at Tallgrass Midstream in the fourth quarter and beyond, we increased our third quarter distribution to unitholders by 3.5% over the minimum quarterly distribution paid on a prorated basis for the second quarter. We are pleased to have our first full distribution be an increased distribution.”

Segment Overview

The third quarter 2013 results by segment are summarized below:

	Three Months Ended September 30, 2013				Three Months Ended September 30, 2012
Summary Financial Information	Gas Transportation		Corporate		Gas Transportation		Corporate
(in thousands)	and Storage	Processing	and Other	Total	and Storage	Processing	and Other	Total

Operating Income (Loss)	$6,988	$1,874	$(1,488)	$7,374	$9,450	$2,902	$-	$12,352
Add:
Depreciation and amortization expense	5,693	1,649	-	7,342	5,140	809	-	5,949
Non-cash loss related to derivative instruments	112	-	-	112	-	-	-	-
Other income (expense)	940	121	(7)	1,054	87	-	-	87
Non-cash compensation expense	-	-	863	863	-	-	-	-
Segment Adjusted EBITDA	$13,733	$3,644	$(632)	$16,745	$14,677	$3,711	$-	$18,388

	Nine Months Ended September 30, 2013				Nine Months Ended September 30, 2012
	Gas Transportation		Corporate		Gas Transportation		Corporate
	and Storage	Processing	and Other	Total	and Storage	Processing	and Other	Total

Operating Income (Loss)	$17,751	$10,667	$(1,878)	$26,540	$30,288	$13,169	$-	$43,457
Add:
Depreciation and amortization expense	17,399	4,925	-	22,324	15,409	2,367	-	17,776
Non-cash loss related to derivative instruments	183	-	-	183	-	-	-	-
Other income (expense)	1,710	121	(9)	1,822	(94)	-	-	(94)
Non-cash compensation expense	-	-	948	948	-	-	-	-
Segment Adjusted EBITDA	$37,043	$15,713	$(939)	$51,817	$45,603	$15,536	$-	$61,139

Adjusted EBITDA in the Gas Transportation and Storage segment for the third quarter of 2013 was $13.7 million. Average firm contracted transportation capacity declined when compared to the third quarter of 2012, but remained constant when compared to the second quarter of 2013. “Our team continues to focus on our customers by renewing existing volumes and connecting new volumes to the system,” Dehaemers noted. “For example, since last quarter when we discussed a west-end expansion project that will connect an additional 80,000 Dth/day in late 2013 or early 2014, we have contracted an additional 30,000 Dth/day on that project.”

The Processing segment generated Adjusted EBITDA of $3.6 million for the third quarter of 2013, which is comparable to the third quarter of 2012. The effects of increased planned downtime at both plants during the third quarter of 2013 were partially offset by increased NGL prices and higher average inlet volumes while the plants were operating. NGL prices averaged $0.97/gallon for the third quarter of 2013 as compared to $0.83/gallon for the second quarter of 2013. Approximate average inlet volumes were 120 MMcf/day for the three-month period ended September 30, 2013, as compared to 124 MMcf/day for the three-month period ended September 30, 2012 and 137 MMcf/day for the three-month period ended June 30, 2013. “The expansion projects and efficiency upgrades at Tallgrass Midstream were successful and we look forward to increased processing volumes,” Dehaemers noted. “We are optimistic about our Processing segment and its growth opportunities in the region.”

Conference Call

Please join Tallgrass for a conference call and webcast related to its third quarter 2013 results at 4:00 pm Central Daylight Time on Thursday, November 7, 2013. A link posted in the Investor Relations section of our website will allow interested parties to listen and the replay will be available on our website for a limited time following the end of the live call.

About Tallgrass Energy Partners, LP

Tallgrass Energy Partners, LP (NYSE:TEP) is a publicly traded, growth-oriented master limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. We currently provide natural gas transportation and storage services for customers in the Rocky Mountain and Midwest regions of the United States through our Tallgrass Interstate Gas Transmission system and provide processing services for customers in Wyoming through our Casper and Douglas natural gas processing and West Frenchie Draw natural gas treating facilities. We believe we are well positioned to capture growing natural gas volumes produced in the Denver-Julesburg Basin and the Niobrara and Mississippi Lime shale formations.

Tallgrass closed its initial public offering on May 17, 2013 and the earnings release relates to the financial information of the Partnership, “TEP Predecessor” and “TEP Pre-Predecessor.” TEP Predecessor refers to the ownership of Tallgrass Interstate Gas Transmission LLC (TIGT) and Tallgrass Midstream LLC (TMID) by Tallgrass Development from November 13, 2012 to the closing of the initial public offering (IPO) on May 17, 2013. TEP Pre-Predecessor refers to the ownership of TIGT and TMID by Kinder Morgan Energy Partners, LP (KMP) prior to November 13, 2012. TEP, or the Partnership, as used herein refers to the consolidated financial results and operations for TEP Predecessor from its inception through its contribution to TEP and thereafter.

In connection with the closing of the initial public offering, Tallgrass entered into a revised partnership agreement which requires it to pay distributions, subject to certain limitations more fully described in the “Our Cash Distribution Policy and Restrictions on Distributions” section in Tallgrass’ prospectus, within 45 days after the end of each quarter, beginning with the second quarter of 2013. As previously announced, the board of directors of Tallgrass’ general partner declared a quarterly cash distribution to partners of $0.2975 per common unit for the third quarter of 2013, or $1.19 on an annualized basis. The quarterly distribution will be paid on Wednesday, November 13, 2013 to unitholders of record as of the close of business on Friday, November 1, 2013.

To learn more, please visit our website at www.tallgrassenergy.com.

Non-GAAP Measures

Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our combined financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

  our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
  the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;
  our ability to incur and service debt and fund capital expenditures; and
  the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.

We believe that the presentation of Adjusted EBITDA and distributable cash flow provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. Additionally, because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Adjusted EBITDA, a non-GAAP measure, is defined as net income before interest, income taxes, depreciation and amortization, non-cash income or loss related to derivative instruments, non-cash long-term compensation expense, impairment losses, gains or losses on asset disposals and gains or losses on the repurchase, redemption or early retirement of debt. We define distributable cash flow as Adjusted EBITDA less cash interest cost and maintenance capital expenditures. Neither Adjusted EBITDA nor distributable cash flow will be impacted by changes in working capital balances that are reflected in operating cash flow. Distributable cash flow and Adjusted EBITDA are not presentations made in accordance with GAAP.

Cautionary Note Concerning Forward-Looking Statements

Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of Tallgrass Energy Partners and its subsidiaries, including; the ability to pursue expansions and other opportunities for incremental volumes; natural gas production growth in Tallgrass Energy Partners' operating areas; expected future benefits of expansion projects; distribution rate and growth, including variability of quarterly distribution coverage; ability to renew contracts; and expected reductions in commodity price exposure. These statements are based on certain assumptions made by Tallgrass Energy Partners based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Tallgrass Energy Partners, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to Tallgrass Energy Partners’ financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, the demand for natural gas storage and transportation services, operating hazards, the effects of government regulation, tax position and other risks incidental to transporting, storing and processing natural gas and other important factors that could cause actual results to differ materially from those projected, including those set forth under Item 1A, "Risk Factors" of Tallgrass Energy Partners' Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, as updated by any subsequent reports filed with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and Tallgrass Energy Partners does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Financial Statements

TALLGRASS ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2013	December 31, 2012
ASSETS	(in thousands)
Current Assets:
Cash and cash equivalents	$620	$-
Accounts receivable, net	22,238	17,848
Accounts receivable from related parties	1,672	6,463
Gas imbalances	1,496	1,282
Inventories	2,670	2,204
Derivative assets at fair value	24	224
Prepayments and other current assets	377	47
Total Current Assets	29,097	28,068

Property, plant and equipment, net	671,720	669,476
Goodwill	302,916	301,852
Deferred financing costs	4,774	-
Deferred financing costs allocated from TD	-	13,352
Other deferred charges	17,729	23,066
Total Assets	$1,026,236	$1,035,814

LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities:
Accounts payable	$33,602	$35,496
Accounts payable to related parties	1,353	-
Notes payable to related parties	-	1,387
Gas imbalances	2,287	1,250
Derivative liabilities at fair value	5	23
Accrued taxes	4,796	3,465
Current portion of long-term debt allocated from TD	-	4,000
Accrued other current liabilities	13,633	26,233
Total Current Liabilities	55,676	71,854

Long-term debt	226,000	-
Long-term debt allocated from TD	-	390,491
Other long-term liabilities and deferred credits	4,215	1,635
Total Long-term Liabilities	230,215	392,126

Partners' Capital:
Common unitholders (24,300,000 units issued and outstanding at September 30, 2013)	452,273	-
Subordinated unitholder (16,200,000 units issued and outstanding at September 30, 2013)	274,088	-
General partner (826,531 units issued and outstanding at September 30, 2013)	13,984	-
Member's Capital	-	571,834
Total Partners' Capital	740,345	571,834
Total Liabilities and Partners' Capital	$1,026,236	$1,035,814

TALLGRASS ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND TALLGRASS ENERGY PARTNERS PRE-PREDECESSOR
CONDENSED COMBINED STATEMENTS OF INCOME
(UNAUDITED)

	TEP	TEP Pre- Predecessor	TEP	TEP Pre- Predecessor
	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	(in thousands, except per unit amounts)	(in thousands, except per unit amounts)	(in thousands, except per unit amounts)	(in thousands, except per unit amounts)
Revenues:
Natural gas liquids sales	$32,216	$28,519	$97,307	$91,257
Natural gas sales	3,053	7,705	7,242	13,118
Transportation services	23,785	26,801	73,446	81,565
Other operating revenues	4,205	1,453	8,924	4,586
Total Revenues	63,259	64,478	186,919	190,526

Operating Costs and Expenses:
Cost of sales and transportation services (exclusive of depreciation and amortization shown below)	31,465	31,060	91,850	85,393
Operations and maintenance	9,430	10,146	25,713	28,154
Depreciation and amortization	7,342	5,949	22,324	17,776
General and administrative	6,071	2,894	15,744	9,593
Taxes, other than income taxes	1,577	2,077	4,748	6,153
Total Operating Costs and Expenses	55,885	52,126	160,379	147,069

Operating Income	7,374	12,352	26,540	43,457

Other Income (Expense):
Interest (expense) income, net	(1,422)	1,446	(1,458)	1,446
Interest expense allocated from TD	-	-	(9,028)	-
Loss on extinguishment of debt	-	-	(17,526)	-
Other income (expense), net	1,054	87	1,822	(94)
Total Other (Expense) Income	(368)	1,533	(26,190)	1,352
Income Before Income Taxes	7,006	13,885	350	44,809
Texas Margin Taxes	-	20	-	193

Net Income	$7,006	$13,865	$350	$44,616

TALLGRASS ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
AND TALLGRASS ENERGY PARTNERS PRE-PREDECESSOR
CONDENSED COMBINED STATEMENT OF CASH FLOWS
(UNAUDITED)

	September 30, 2013	September 30, 2012
	(in thousands)	(in thousands)
Cash Flows from Operating Activities:
Net income	$350	$44,616
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	23,802	17,776
Loss on extinguishment of debt	17,526	-
Noncash compensation expense	948	-
Changes in components of working capital:
Accounts receivable and other	8,614	4,843
Gas imbalances	823	3,821
Inventories	(185)	(91)
Accounts payable and accrued liabilities	(630)	(4,476)
Regulatory assets	(111)	-
Other, net	(209)	618
Net Cash Provided by Operating Activities	50,928	67,107

Cash Flows from Investing Activities:
Capital expenditures	(37,718)	(12,566)
Net cash paid for purchase and sale of gas in underground storage	-	(1,147)
Disposal of property, plant and equipment (net of removal costs)	(274)	145
Net Cash Used in Investing Activities	(37,992)	(13,568)

Cash Flows from Financing Activities:
Repayment of debt assumed from TD	(400,000)	-
Borrowings under revolving credit facility, net	226,000	-
Payments for deferred financing costs	(5,157)	-
Proceeds from initial public offering, net of offering costs	290,498	-
Distributions to Member, net	(118,538)	(53,539)
Distributions to unitholders	(5,877)	-
Reimbursement of stock compensation expense from TD	758	-
Net Cash Used in Financing Activities	(12,316)	(53,539)

Net Change in Cash and Cash Equivalents	620	-
Cash and Cash Equivalents, beginning of period	-	-
Cash and Cash Equivalents, end of period	$620	$-

CONTACT:
Tallgrass Energy Partners, LP
Investor Relations
Nate Lien, (913) 928-6012
investor.relations@tallgrassenergylp.com